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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-71094 of Herbst Gaming, Inc. on Form S-4 of our report dated November 22, 2000, related to Jackpot Route Operations, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

Las Vegas, Nevada
December 17, 2001

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EXHIBIT 23.2